Exhibit 23.2
                          Consent of KPMG Peat Marwick


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The Board of Directors
Federal Trust Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP


Orlando, Florida
July 3, 1997